                                                                    EXHIBIT 11.1
           STATEMENT REGARDING CALCULATION OF EARNINGS PER SHARE(1)

                                                     Basic        Diluted
                                                EPS number     EPS number         Net          Basic    Diluted
                                                 of shares      of shares      Income            EPS        EPS
                                                ---------------------------------------------------------------
THREE MONTHS ENDED MARCH 31, 1999                7,122,312      7,611,268  $  737,783        $  0.10    $  0.10
THREE MONTHS ENDED MARCH 31, 2000                7,152,241      7,773,274  $  847,163        $  0.12    $  0.11


THREE MONTHS ENDED MARCH 31, 1999                    Basic                    Diluted
                                                 ---------                  ---------
Average Shares Outstanding                       7,122,312                  7,122,312
Options - Plan 1                                                   45,057
Average Option Price                                           $     2.26
Total Exercise Cost                                            $  101,979
Shares Repurchased                                                  9,246
Net Shares from Option - Plan 1                                                35,811
Options - Plan 2                                                  219,000
Average Option Price                                           $     2.55
Total Exercise Cost                                            $  557,720
Shares Repurchased                                                 50,564
Net Shares from Option - Plan 2                                               168,436
Options - Plan 3                                                  552,951
Average Option Price                                           $     5.57
Total Exercise Cost                                            $3,079,937
Shares Repurchased                                                279,233
Net Shares from Option - Plan 3                                               273,718
Options - EFA Non-qualified                                        83,832
Average Option Price                                           $    10.06
Total Exercise Cost                                            $  843,350
Shares Repurchased                                                 76,460
Net Shares from Option - EFA Non-qualified                                      7,372
Options - Moneta(2)                                                38,745
Average Option Price                                           $    10.00
Total Exercise Cost                                            $  387,450
Shares Repurchased                                                 35,127
Net Shares from Option - Moneta(2)                                              3,618
                                                 ---------                  ---------
Gross Shares                                     7,122,312                  7,611,268
Price
                                                               $    11.03
THREE MONTHS ENDED MARCH 31, 2000                    Basic                    Diluted
                                                 ---------                  ---------
Average Shares Outstanding                       7,152,241                  7,152,241
Options - Plan 1                                                   30,000
Average Option Price                                           $     2.33
Total Exercise Cost                                            $   69,900
Shares Repurchased                                                  3,879
Net Shares from Option - Plan 1                                                26,121
Options - Plan 2                                                  211,035
Average Option Price                                           $     2.55
Total Exercise Cost                                            $  538,139
Shares Repurchased                                                 29,863
Net Shares from Option - Plan 2                                               181,172
Options - Plan 3                                                  552,685
Average Option Price                                           $     5.74
Total Exercise Cost                                            $3,172,412
Shares Repurchased                                                176,049
Net Shares from Option - Plan 3                                               376,636
Options - EFA Non-qualified                                        84,000
Average Option Price                                           $    10.06
Total Exercise Cost                                            $  845,040
Shares Repurchased                                                 46,895
Net Shares from Option - EFA Non-qualified                                     37,105
                                                 ---------                  ---------
Gross Shares                                     7,152,241                  7,773,274
Price
                                                               $    18.02

---------------------------

(1) Adjusted to give retroactive effect to a 3-for-1 stock split effective September 29, 1999.
(2) As of March 31, 1999 Moneta options were dilutive for the earnings per share calculation. As of March 31, 2000 Moneta options were considered to be anti-dilutive for the earnings per share calculation, therefore these shares have been excluded from the calculation.

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